UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2025

ORCHESTRA BIOMED HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39421 (Commission File Number)	92-2038755 (IRS Employer Identification No.)

150 Union Square Drive
New Hope, Pennsylvania 18938
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (215) 862-5797

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	OBIO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 1, 2025, Orchestra BioMed Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Sandler & Co. and TD Securities (USA) LLC as the representatives of the several underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of an aggregate of 9,413,637 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) at a public offering price of $2.75 per share, and, in lieu of shares of Common Stock to certain investors, pre-funded warrants to purchase up to an aggregate of 5,136,363 shares of Common Stock (the “Pre-Funded Warrants”) at a public offering price of $2.7499 per Pre-Funded Warrant, which represents the per share public offering price less the $0.0001 exercise price for each Pre-Funded Warrant. Under the terms of the Underwriting Agreement, the Company also granted to the Underwriters an option, exercisable in whole or in part at any time for a period of 30 days from the date of the Underwriting Agreement, to purchase up to 2,182,500 additional shares of Common Stock.

The Offering was made pursuant to the Company’s registration statement on Form S-3 (File No. 333-279430), previously filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2024, and declared effective on May 24, 2024, a base prospectus dated May 24, 2024 included as part of the registration statement, a preliminary prospectus supplement, dated July 31, 2025 and filed with the SEC on July 31, 2025, and a final prospectus supplement, dated August 1, 2025, and filed with the SEC on August 1, 2025.

The Pre-Funded Warrants are exercisable at any time after their original issuance. A holder of Pre-Funded Warrants may not exercise the Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own more than 9.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise. A holder of Pre-Funded Warrants may increase or decrease this percentage to any other percentage not exceeding 19.99%, in the case of an increase, upon 61 days’ prior notice to the Company.

Gross proceeds from the Offering were approximately $40.0 million, before deducting underwriting discounts and commissions and other offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering and the Private Placement (as defined below) to fund the Company’s atrioventricular interval modulation therapy program and the execution of the BACKBEAT study and to fund its Virtue Sirolimus AngioInfusion Balloon (“SAB”) program and the planned Virtue SAB trial, as well as research and clinical development of other current or additional product candidates, and the remainder for working capital and other general corporate purposes. The Offering closed on August 4, 2025.

The Underwriting Agreement contains customary representations, warranties and covenants made by the Company. It also provides for customary indemnification by each of the Company and the Underwriters, severally and not jointly, for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the Underwriting Agreement and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to the copies of the Underwriting Agreement and form of Pre-Funded Warrant, which are filed as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K (this “Current Report”). A copy of the opinion of Paul Hastings LLP, counsel to the Company, relating to the validity of the shares of Common Stock and Pre-Funded Warrants to be issued in the Offering and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants is filed herewith as Exhibit 5.1.

Forward-Looking Statements

Certain statements included in this Current Report that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the Offering, including the anticipated use of proceeds from the Offering. These statements are based on various assumptions, whether or not identified in this Current Report, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; risks related to regulatory approval of the Company’s commercial product candidates and ongoing regulation of the Company’s product candidates, if approved; the timing of, and the Company’s ability to achieve expected regulatory and business milestones; the impact of competitive products and product candidates; and the risk factors discussed under the heading “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on March 31, 2025, and the risk factor discussed under the heading “Item 1A. Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, which was filed with the SEC on May 12, 2025, as such discussion may be updated from time to time by subsequent filings the Company may make with the SEC, as well as the risks identified in the registration statement and the preliminary prospectus supplement relating to the Offering.

The Company operates in a very competitive and rapidly changing environment. New risks emerge from time to time. Given these risks and uncertainties, the Company cautions against placing undue reliance on these forward-looking statements, which only speak as of the date of this Current Report. The Company does not plan and undertakes no obligation to update any of the forward-looking statements made herein, except as required by law.

Item 7.01. Regulation FD Disclosure.

On July 31, 2025, the Company issued a press release announcing the launch of the Offering, which is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

On August 1, 2025, the Company issued a press release announcing the pricing of the Offering, which is attached as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

The information in Item 7.01 of this Current Report, including Exhibits 99.1 and 99.2 attached hereto, are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibits 99.1 and 99.2, shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 8.01. Other Events.

As previously announced, on July 31, 2025, the Company entered into Stock Purchase Agreements with Ligand Pharmaceuticals Incorporated (“Ligand”) and Covidien Group S.à.r.l. (an affiliate of Medtronic plc) (together with Ligand, the “PIPE Investors”), pursuant to which the Company issued and sold, and the PIPE Investors purchased, in a private placement (the “Private Placement”) an aggregate of 5,895,608 shares of Common Stock for aggregate cash proceeds of approximately $16.2 million. The Private Placement closed immediately after the Offering on August 4, 2025.

As previously announced, on July 31, 2025, the Company agreed to issue to Ligand a warrant (the “Warrant”) to purchase up to 2,000,000 shares of Common Stock, upon the closing of the revenue participation right purchase and sale agreement with Ligand. The Warrant has an exercise price of $3.67 per share and was issued simultaneously with the closing of the Private Placement on August 4, 2025.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of August 1, 2025, by and among Orchestra BioMed Holdings, Inc., Piper Sandler & Co. and TD Securities (USA) LLC.

4.1	Form of Pre-Funded Warrant.

5.1	Opinion of Paul Hastings LLP.

23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1).

99.1	Press Release, dated July 31, 2025.

99.2	Press Release, dated August 1, 2025.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHESTRA BIOMED HOLDINGS, INC.

Date: August 4, 2025	By:	/s/ Andrew Taylor
		Name:	Andrew Taylor
		Title:	Chief Financial Officer